UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under S240.14a-12

                                 FIRST BANCORP
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, APRIL 29, 2004
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To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover) on Thursday, April 29, 2004 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

      1. A proposal to elect eighteen (18) nominees to the Board of Directors to serve until the 2005 annual meeting of shareholders, or until their successors are elected and qualified.

      2. A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

      3. A proposal to adopt a new stock option plan, entitled the "First Bancorp 2004 Stock Option Plan."

      4. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on March 12, 2004 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

      Please note that the attached form of proxy includes a request from the Company as to whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting. See outside back cover for a map.

      The proxy statement accompanying this notice sets forth further information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 2003 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a 2003 Summary Annual Report, which includes a financial overview, the president's letter, and other general information about the Company.

                       By Order of the Board of Directors

                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                                 PROXY STATEMENT
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INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Thursday, April 29, 2004 at 3:00 p.m. local time, at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover), and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 31, 2004.

      Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly to ensure that your shares are voted at the meeting.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record as of the close of business on March 12, 2004 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 9,481,934. Shareholders are entitled to one vote for each share of the Company's common stock.

      The Company knows of no persons who beneficially own more than five percent of the outstanding common stock of First Bancorp. The Company's directors, nominees for director, and executive officers as a group own 1,888,669 shares, or 19.92%, of the Company's common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Section 3.02 of the Company's bylaws provides that the number of directors on the Board of Directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the Board of Directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2004 Annual Meeting of Shareholders to be held April 29, 2004, the size of the board has been fixed by the Board of Directors at 18 members.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all 18 of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee(s) listed below is likely to become unavailable.

      The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two days, nor more than seven days, as the chair shall determine, or of such other period of time as is unanimously agreed upon. If cumulative voting applies, the proxyholders may, in their discretion, vote the shares to which such proxies relate on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

      Nominees for election to the Board of Directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and the nominees listed below were selected in that manner. Nominations from the shareholders must be made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

      The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow the Board of Directors to make exceptions to this limitation in connection with mergers or acquisitions. Under the terms of the Company's merger agreement with First Savings Bancorp, Inc., the applicable age for Mr. Samuels as it relates to the mandatory retirement noted above is age 75. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

      A complete copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of December 31, 2003, with respect to the eighteen nominees for election to the Board of Directors and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371). Each nominee is a current director that was nominated for re-election to the Board of Directors by the Nominating and Corporate Governance Committee as described in the section below entitled "Director Nomination Process."

               TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                                                              Common Stock
                                                                                                        Beneficially Owned (1)
                                           Current Director (D),                Director                ----------------------
                                              Nominee (N), or                  of Company            Number of          Percent
          Name (Age)                      Position with Company                   Since                Shares          of Class
-----------------------------             ----------------------               ----------            ---------         --------
Directors and Nominees
----------------------
James H. Garner (74)                     President and CEO (D) (N)                1995                47,300(2)          0.50%
Jack D. Briggs (64)                               (D) (N)                         1983                63,824(3)          0.67%
R. Walton Brown (51)                  Executive Vice President (D) (N)            2003                21,509(4)          0.23%
H. David Bruton, M.D. (69)                        (D) (N)                         2000                77,609(5)          0.82%
David L. Burns (65)                               (D) (N)                         1988                46,632(6)          0.49%
John F. Burns (56)                    Executive Vice President (D) (N)            2000                47,396(7)          0.50%
Jesse S. Capel (71)                               (D) (N)                         1983               117,654(8)          1.24%
Goldie H. Wallace-Gainey (57)                     (D) (N)                         1997               177,007(9)          1.87%
James G. Hudson, Jr. (64)             Executive Vice President (D) (N)            2001                42,156(10)         0.44%
George R. Perkins, Jr. (64)                       (D) (N)                         1996               384,673(11)         4.06%
Thomas F. Phillips (58)                           (D) (N)                         2000                57,575(12)         0.61%
William E. Samuels (73)                           (D) (N)                         2000                98,989(13)         1.04%
Edward T. Taws (69)                               (D) (N)                         1986                22,610(14)         0.24%
Frederick H. Taylor (64)                          (D) (N)                         1983               126,997(15)         1.34%
Virginia C. Thomasson (52)                        (D) (N)                         2000                15,210(16)         0.16%
A. Jordan Washburn (67)                           (D) (N)                         1995                25,463(17)         0.27%
Dennis A. Wicker (51)                             (D) (N)                         2001                 8,454(18)         0.09%
John C. Willis (61)                               (D) (N)                         1983               331,083(19)         3.49%

Executive Officers
------------------
James H. Garner (74)                      President and Chief                     1995                47,300(2)          0.50%
                                           Executive Officer
R. Walton Brown (51)                           Executive                          2003                21,509(4)          0.23%
                                             Vice President
John F. Burns (56)                             Executive                          2000                47,396(7)          0.50%
                                             Vice President
Anna G. Hollers (53)                    Executive Vice President                  n/a                 54,988(20)         0.58%
                                             and Secretary
James G. Hudson, Jr. (64)                      Executive                          2001                42,156(10)         0.44%
                                             Vice President
Teresa C. Nixon (46)                    Executive Vice President                  n/a                 33,522(21)         0.35%
                                   and Compliance Officer, First Bank
David G. Grigg (53)                     President of Montgomery                   n/a                 27,455(22)         0.29%
                                          Data Services, Inc.
Jerry M. Arnold (63)                     Senior Vice President                    n/a                 10,687(23)         0.11%
                                       of Operations, First Bank
Eric P. Credle (35)                    Senior Vice President and                  n/a                 14,366(24)         0.15%
                                        Chief Financial Officer
Timothy S. Maples (43)                 Senior Vice President and                  n/a                 24,985(25)         0.26%
                                           Investment Officer
Lee C. McLaurin (41)                     Senior Vice President                    n/a                 10,525(26)         0.11%
                                             and Controller

----------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2003 or within 60 days after December 31, 2003) granted under the Company's stock option plan.

(2) Mr. Garner's number of shares includes 7,626 shares held in the Company's 401(k) defined contribution plan, 6,541 shares held jointly with his spouse and exercisable options to purchase 12,000 shares.

(3) Mr. Briggs' number of shares includes 834 shares held as custodian for his daughter, 37,600 shares held jointly with his spouse, 200 shares held by his spouse and exercisable options to purchase 7,500 shares.

(4) Mr. Brown's number of shares includes 137 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 2,000 shares.

(5) Dr. Bruton's number of shares includes 4,488 shares held by his spouse, 2,249 shares held as custodian in a trust for a minor, and exercisable options to purchase 4,500 shares.

(6) Mr. D. Burns' number of shares includes 23,632 shares held by Mr. Burns' business interests and exercisable options to purchase 9,000 shares.

(7) Mr. J. Burns' number of shares includes 1,276 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(8) Mr. Capel's number of shares includes 37,104 shares held by Capel, Incorporated of which Mr. Capel is principal owner and director and exercisable options to purchase 13,500 shares.

(9) Mrs. Wallace-Gainey's number of shares includes 409 shares held by her spouse, 22 shares held as custodian by her spouse for a minor, and exercisable options to purchase 10,500 shares.

(10) Mr. Hudson's number of shares includes 1,572 shares held by his spouse, 840 shares held in the Company's 401(k) defined contribution plan, and exercisable options to purchase 1,666 shares.

(11) Mr. Perkins' number of shares includes exercisable options to purchase 12,000 shares.

(12) Mr. Phillips' number of shares includes 1,310 shares held by his spouse, 124 shares jointly owned with a relative, and exercisable options to purchase 23,500 shares.

(13) Mr. Samuels' number of shares includes 22,442 shares held by his spouse and exercisable options to purchase 4,500 shares.

(14) Mr. Taws' number of shares includes 5,785 shares held by his spouse and exercisable options to purchase 12,400 shares.

(15) Mr. Taylor's number of shares includes 69,381 shares held in trusts, 42,798 shares held by his spouse and exercisable options to purchase 13,500 shares.

(16) Mrs. Thomasson's number of shares includes exercisable options to purchase 11,410 shares.

(17) Mr. Washburn's number of shares includes exercisable options to purchase 3,000 shares.

(18) Mr. Wicker's number of shares includes exercisable options to purchase 4,500 shares.

(19) Mr. Willis' number of shares includes 191,178 shares held by his spouse and exercisable options to purchase 15,000 shares.

(20) Ms. Hollers' number of shares includes 989 shares held jointly with her daughters, 9,949 shares held in the Company's 401(k) defined contribution plan, 2,050 shares held by her spouse and exercisable options to purchase 13,750 shares.

(21) Ms. Nixon's number of shares includes 7,438 shares held in the Company's 401(k) defined contribution plan, 885 shares held by Ms. Nixon's business interests, 5 shares held in trust for a minor, and exercisable options to purchase 15,600 shares.

(22) Mr. Grigg's number of shares includes 172 shares held jointly with his daughters, 86 shares held jointly with his son, 5,770 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 3,840 shares.

(23) Mr. Arnold's number of shares includes 3,680 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(24) Mr. Credle's number of shares includes 891 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 11,500 shares.

(25) Mr. Maples' number of shares includes 814 shares held in the Company's 401(k) defined contribution plan, exercisable options to purchase 4,447 shares.

(26) Mr. McLaurin's number of shares includes 2,925 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 3,600 shares.

----------

Directors and Nominees

      James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

      Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc., and secretary of Piedmont Funeral Home. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

      R. Walton Brown was the chairman of the Board of Directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors from 1979 until January 2003, and now serves as Executive Vice President of First Bank.

      H. David Bruton, M.D. is a retired physician and served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      David L. Burns is president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

      John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

      Jesse S. Capel is the chairman of the Board of Directors. He serves as an executive officer of Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959.

      Goldie H. Wallace-Gainey is a private investor in the Company and other business interests. Ms. Wallace-Gainey has been a director of the Company and First Bank since 1997.

      James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of the May 2001 Century Bancorp acquisition by the Company and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of First Bank.

      George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

      Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      William E. Samuels is vice-chairman of the Board of Directors of the Company and First Bank. He was the President and Chief Executive Officer of First Savings Bancorp, Inc. until his retirement in 1998. He is the former chairman of the Board of Directors of First Savings Bancorp, Inc. and served as a director of First Savings from 1977 until First Savings' 2000 merger with the Company. He has served as a director of the Company and First Bank since that time.

      Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

      Frederick H. Taylor is President of Troy Lumber Company, located in Troy, North Carolina. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978.

      Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

      Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker has been a director of the Company and First Bank since 2001.

      John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner, Mr. Brown, Mr. J. Burns, and Mr. Hudson, the executive officers of the Company are as follows:

      Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

      Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

      David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

      Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

      Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since 1997.

      Timothy S. Maples is Senior Vice President and Investment Officer of First Bank. He was the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

      Lee C. McLaurin is Senior Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

      The Executive Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except those duties and authorities exclusively reserved to the Board of Directors by the Company's bylaws or by statute. The 2003 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Burns, Mr. Capel-Chairman, Mr. Garner, Mr. Perkins, Mr. Samuels, Mr. Taws, Mr. Taylor, Mr. Washburn and Mr. Willis. The Executive committee held 12 meetings during 2003.

Audit Committee

      The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the Board of Directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2003 members of the Audit Committee were Mr. Briggs, Dr. Bruton, Mr. D. Burns, Mr. Capel-Chairman, Ms. Wallace-Gainey, Ms. Thomasson, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers ("NASD"). Mr. Wicker, also an independent director, joined the Audit Committee in January 2004. The Audit Committee held 5 meetings during 2003. The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations.

Compensation Committee

      The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2003 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. Capel-Chairman, Mr. Taws, Mr. Washburn, and Mr. Willis, each of whom is independent, as defined by the NASD. The Compensation Committee held one meeting during 2003.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee is responsible for i) identifying qualified individuals to become Board members, ii) determining the composition of the Board and its committees, and iii) developing and implementing the Company's corporate governance guidelines. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section "Nominations For Director" above. The section below entitled "Director Nomination

Process" describes the process utilized by the Nominating and Corporate Governance Committee for identifying and evaluating candidates to be nominated as directors. At its February 2004 meeting, the Nominating and Corporate Governance Committee adopted a charter, which is available on the Company's website at www.firstbancorp.com under the tab "Investor Relations." The 2003 members of the Committee were Mr. D. Burns, Mr. J. Capel-Chairman, Mr. Taws, Mr. Washburn and Mr. Willis, each of whom is independent, as defined by the NASD. The Nominating and Corporate Governance Committee held one meeting during 2003.

Attendance

      The Board of Directors held 14 meetings during 2003. In 2003, all of the directors and nominees, except for Mr. Perkins who attended 4 of 12 Executive Committee meetings and 14 of 14 Board of Directors meetings, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees described above on which they served during the period they were directors and members of such committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

      The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the board and management with those of the Company's shareholders, and promote the highest ethical conduct among the Company's directors and employees. Highlights of the Company's corporate governance policies, practices and procedures are described below.

Director Independence

      The Board of Directors believes that a substantial majority of the board should consist of directors who are independent under rules set forth by NASD. The Board of Directors makes an annual determination regarding the independence of each of the Company's directors. The board last made these determinations for each member of the board in February 2004, based on the review of director questionnaires designed to elicit information regarding independence. The Board of Directors has determined that 13 of its 18 directors (assuming the Nominees listed above are elected) will be independent as contemplated by NASD. The five individuals who are not independent, Mr. Brown, Mr. J. Burns, Mr. Garner, Mr. Hudson, and Mr. Samuels are all current or former employees of the Company.

Annual Director Re-Election

      Since the Company's inception, its bylaws have required that all directors must stand for re-election to the Board of Directors at each annual shareholders' meeting. The Board of Directors believes that this policy makes it easier for shareholders to hold directors more directly accountable for corporate performance compared to the staggered-board structure in use at many public companies, which permits directors to hold their positions for several years.

Separation of the Offices of Chairman and Chief Executive Officer

      The Board of Directors believes that one of its main purposes is to protect shareholders' interests by providing independent oversight of management, including the Chief Executive Officer. Although not required by the Company's bylaws, the Board of Directors has historically believed, and continues to believe, that this objective is facilitated by having an independent director serve as Chairman, thereby separating the offices of Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board is responsible for approving meeting schedules and agendas, as well as acting as a liaison between the Chief Executive Officer and the independent directors.

Executive Sessions

      At its February 2004 meeting, the Board of Directors adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors will discuss strategic or other key issues regarding the Company.

Director Nomination Process

      The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and to recommend to the board the individuals for nomination as members of the board. The goal of the Nominating and Corporate Governance Committee is to create a board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Nominating and Corporate Governance Committee's evaluation of director candidates includes an assessment of issues and factors regarding an individual's familiarity with the Company's geographic market area, independence as defined by the various regulatory authorities, business experience, accounting and financial expertise, diversity, and awareness of the Company's responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Nominating and Corporate Governance Committee also takes into consideration the board's established policies relating to the board's retirement policy and the ability of directors to devote adequate time to board and committee matters. When the Nominating and Corporate Governance Committee is considering current board members for nomination for reelection, the Committee also considers prior board contributions and performance, as well as meeting attendance records.

      The Nominating and Corporate Governance Committee may seek the input of the other members of the board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee will consider recommendations by Company shareholders of qualified director candidates for possible nomination to the board. Shareholders may recommend qualified director candidates by writing to the Company's Corporate Secretary, at 341 North Main Street, Troy, North Carolina 27371. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

      In addition, the Company's bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice time-frame requirements described under the section entitled "Nominations for Director" above.

Stock Ownership Requirements

      The Company's Board of Directors has adopted a common stock ownership policy for members of the board. This policy requires that any candidate for the Board of Directors must either own, or commit to acquire, common stock of the Company with a monetary value of at least $50,000. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board's interest with those of the shareholders.

Mandatory Retirement

      The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for the Board to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

Communications with Directors

      The Board of Directors believes that it is important that a direct and open line of communication exist between the Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company's directors may send a letter to the following address:

      First Bancorp Board of Directors
      PO Box 417
      Troy, North Carolina   27371

      In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters, may contact the Audit Committee by writing to the following address:

      First Bancorp Audit Committee
      PO Box 417
      Troy, North Carolina   27371

      All such communications will be forwarded to the appropriate party as soon as practicable without being screened.

Annual Meeting Policy

      Directors are expected to attend the Company's annual meeting of shareholders. All members of the board, with the exception of one, attended the Company's 2003 annual meeting of shareholders.

Cumulative Voting

      The Company's bylaws provide for the availability of "cumulative voting" in the election of directors. Under cumulative voting, each shareholder calculates the number of votes available to such shareholder by multiplying the number of votes to which his or her shares are normally entitled by the number of directors for whom the shareholder is entitled to vote. The shareholder can then cast the product of the multiplication for a single candidate or can distribute it in any manner among any number of candidates. For example, if 18 directors are to be elected, a shareholder who owns 1,000 shares with one vote per share will have 18,000 votes. This shareholder can cast all of these votes for one candidate, or 1,000 for 18 candidates, or 6,000 for each of three candidates, or any other mathematically possible combination.

      The purpose of cumulative voting is to preserve the right of minority shareholders, or a group of shareholders acting together, to obtain representation on the board of directors that is roughly proportional to their ownership interest in the corporation. The Company's board of directors believes that the minority representation guaranteed by cumulative voting is an appropriate feature of corporate democracy and is not likely to cause harmful factionalism on the board.

      Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. See the third paragraph under Proposal 1 above for more information regarding cumulative voting.

Code of Conduct

      The Company has had a written code of conduct for many years. In February 2004, the Board of Directors adopted a revised Code of Conduct that applies to the Company's directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct is available is available upon written request to the following address:
First Bancorp, Attention: Corporate Secretary, PO Box 508, Troy, North Carolina 27371.

COMPENSATION OF DIRECTORS

      In 2003, directors of the Company received a retainer of $400 per month during their terms of office, plus $200 for each meeting attended. Normally, meetings are held monthly. Such directors who served on the Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, or Compensation Committee received $200 for each committee meeting attended.

      In 2003, directors of the Company were also compensated $200 for each meeting attended for their service as directors on the boards of the Company's subsidiaries. As it relates to First Bank, the Company's most significant subsidiary, all directors of the Company are members of the First Bank Board of Directors. Various combinations of six to nine directors of the Company serve on the boards of Montgomery Data Services and First Bancorp Financial Services, subsidiaries of the Company, and First Bank Insurance Services, a subsidiary of First Bank. The boards of First Bank and Montgomery Data Services normally meet on a monthly basis, whereas the First Bancorp Financial Services and First Bank Insurance Services boards normally meet on a quarterly basis.

      In 2003, non-employee directors of the Company also participated in the Company's stock option plan. The non-employee director portion of the stock option plan in effect during 2003 provided that on June 1 of each year for a five-year period that began June 1, 1998 and ended on June 1, 2003, each non-employee director of the Company received an option to acquire 1,500 shares of the Company's common stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. At December 31, 2003, the fourteen directors who were not employees of the Company held aggregate options to purchase 144,810 shares at exercise prices ranging from $6.67 to $25.95.

      In January 2004, the Company engaged an outside consultant to evaluate the level of the Company's director compensation. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's director compensation arrangements were competitive within both the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. Based on this evaluation, the Company increased its director fees for 2004. The monthly retainer was increased to $500, and the fee for each board meeting attended was increased to $250. The fee for attendance at subsidiary board meetings was also increased to $250 per meeting. If the 2004 Stock Option Plan being voted on at this meeting is approved by shareholders, it is expected that non-employee directors will continue to receive options to acquire 1,500 shares of the Company's common stock on June 1 of each year under the same terms as those discussed in the paragraph above.

COMPENSATION OF EXECUTIVE OFFICERS

      Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2003, 2002 and 2001 to (i) the chief executive officer of the Company and
(ii) the Company's four most highly compensated executive officers other than the chief executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
                                                                   -----------------------------------------
                                 Annual Compensation                         Awards                  Payouts
                       ----------------------------------------    --------------------------        -------
     (a), (b)            (c)             (d)              (e)          (f)            (g)              (h)             (i)
                                                         Other                     Securities                          All
      Name,                                             Annual     Restricted      Underlying                         Other
    Principal                                           Compen-       Stock         Options/           LTIP          Compen-
     Position          Salary         Bonus (1)         sation      Award (s)         SARs            Payouts       sation (2)
     and Year            ($)             ($)              ($)          ($)           (# sh)             ($)             ($)
    ---------          ------         ---------         -------    ----------      ----------         -------       -----------
James H. Garner, President and Chief Executive Officer
       2003          $ 260,000       $ 195,310           $ --         $ --               --            $ --          $ 30,872
       2002            240,000         172,300             --           --               --              --            29,842
       2001            225,000         136,160             --           --               --              --            28,823
Anna G. Hollers, Executive Vice President and Secretary
       2003          $ 186,000        $ 73,000           $ --         $ --               --            $ --          $ 18,879
       2002            168,950          60,000             --           --               --              --            19,427
       2001            155,000          48,000             --           --            5,000              --            18,570
Teresa C. Nixon, Executive Vice President and Compliance Officer
       2003          $ 180,000        $ 73,000           $ --         $ --               --            $ --          $ 10,700
       2002            163,000          60,000             --           --               --              --             9,950
       2001            151,000          48,000             --           --            4,000              --             9,213
John F. Burns, Executive Vice President
       2003          $ 167,754        $ 44,000           $ --         $ --               --            $ --          $ 23,316
       2002            159,766          43,936             --           --               --              --            24,368
       2001            152,158          38,040             --           --               --              --            21,101
Eric P. Credle, Senior Vice President and Chief Financial Officer
       2003          $ 150,000        $ 60,000           $ --         $ --               --            $ --           $ 7,421
       2002            130,000          50,000             --           --               --              --             7,046
       2001            120,000          40,000             --           --           10,000              --             6,111

----------

Notes:

(1) The amounts in this column represent actual incentive cash bonuses accrued during the year indicated.

(2) The amounts in this column relate to three items: (1) Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees, (2) the value of certain life insurance provided for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if higher, and (3) fees earned for service as a director of the Company, or its subsidiaries, and committees thereof. The following table presents the amounts of those items:

                                        Defined      Split-Dollar      Director/
                                     Contribution      Insurance      Committee
                                          Plan           Plan            Fees
                                     ------------      ---------      ---------
         James H. Garner      2003      $ 9,000         $ 2,472        $ 19,400
                              2002        8,250           2,472          19,120
                              2001        7,536           2,507          18,780
         Anna G. Hollers      2003        7,403             276          11,400
                              2002        7,151             276          12,000
                              2001        6,540             230          11,800
         Teresa C. Nixon      2003        9,000             180           1,520
                              2002        8,250             180           1,520
                              2001        7,553             140           1,520
         John F. Burns        2003        9,000             516          13,800
                              2002        8,250           1,918          14,200
                              2001        6,276             365          14,460
         Eric P. Credle       2003        7,313             108              --
                              2002        6,950              96              --
                              2001        6,015              96              --

Option/SAR Grants in Last Fiscal Year

      There were no options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table during 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      Set forth below is information concerning the exercise of stock options during the year ended December 31, 2003 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised                  In-the-Money
                       Shares                                 Options/SARs at                    Options/SARs at
                      Acquired                             Fiscal Year End (# sh)              Fiscal Year End ($)
                     on Exercise          Value         ----------------------------      -----------------------------
      Name             (# sh)           Realized        Exercisable    Unexercisable      Exercisable     Unexercisable
---------------      -----------        --------        -----------    -------------      -----------     -------------
James H. Garner         6,560           $120,688           12,000              --           $166,439           $    --
Anna G. Hollers         4,250             83,500           16,750           3,000            222,955            24,630
Teresa C. Nixon           100             14,110           18,000           2,400            243,586            19,704
John F. Burns           2,228             34,044            6,000           4,000             99,480            66,320
Eric P. Credle             --                 --           11,500           6,000            128,090            49,260

Equity Compensation Plan Information

      The following table presents information regarding shares of the Company's stock that may be issued pursuant to the Company's stock options plans. The Company has no warrants or stock appreciation rights outstanding.

                                                                 As of December 31, 2003
                                  ---------------------------------------------------------------------------------------
                                            (a)                       (b)                             (c)
                                                                                      Number of securities available for
                                  Number of securities to      Weighted-average          future issuance under equity
                                  be issued upon exercise      exercise price of         compensation plans (excluding
        Plan category             of outstanding options      outstanding options     securities reflected in column (a))
----------------------------      ----------------------      -------------------     -----------------------------------
Equity compensation plans                 518,506                    $17.78                       106,150(1)
   approved by security
   holders
Equity compensation plans                      --                        --                            --
   not approved by security
   holders                                -------                    ------                       -------
Total                                     518,506                    $17.78                       106,150(1)
                                          =======                    ======                       =======

(1) Subsequent to December 31, 2003, the Board of Directors approved the grant of 106,150 options to employees of the Company.

Defined Benefit Plans

      Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                            UNDER THE RETIREMENT PLAN

           Final
          Average                                     Years of Service
           Annual            -----------------------------------------------------------------
        Compensation            15             20             25            30           35
        ------------         --------      --------      ---------     ---------     ---------
         $ 100,000           $ 16,700      $ 22,000      $  27,500     $  33,000     $  38,500
           150,000             27,000        36,000         45,000        54,000        63,000
           200,000             37,500        50,000         62,500        75,000        87,500
           250,000             38,500        51,400         62,500        77,100        89,900
           300,000             38,500        51,400         62,500        77,100        89,900
           350,000             38,500        51,400         62,500        77,100        89,900
           400,000             38,500        51,400         62,500        77,100        89,900
           450,000             38,500        51,400         62,500        77,100        89,900

      Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The benefits listed above are not subject to any deduction for Social Security or other offset amounts. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 35 years; Ms. Hollers, 31 years; Ms. Nixon, 15 years; Mr. Burns, 3 years; and Mr. Credle, 6 years.

      Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP. Benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                Final
               Average                       Years of Service
               Annual          --------------------------------------------
            Compensation           10              15            20 or more
            ------------       ----------      ---------        -----------
             $  100,000        $   30,000      $  45,000        $    60,000
                150,000            45,000         67,500             90,000
                200,000            60,000         90,000            120,000
                250,000            75,000        112,500            150,000
                300,000            90,000        135,000            180,000
                350,000           105,000        157,500            210,000
                400,000           120,000        180,000            240,000
                450,000           135,000        202,500            270,000

            Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. As noted above, benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the retirement plan. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 15 years; Mr. Burns, 3 years; and Mr. Credle, 6 years.

      Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

      The Company has entered into employment agreements with 20 of its senior officers, including each officer currently serving as an executive officer.

      The employment agreements have two to three year terms that extend automatically for an additional one year on each anniversary of the date of the Agreement, unless either party gives the other written notice on or prior to such anniversary date that such extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan, Split Dollar Life Insurance Plan (which is in the process of being terminated), and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

      The employment agreements provide the Company the right to terminate the officer's employment "for cause" with no further accrual of compensation or benefits if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) has been convicted of a felony or other serious crime.

      In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

      The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business that is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company for cause or voluntary employee termination is one year and for termination by the Company other than for cause is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

      The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than for cause), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for each of the officers listed in the Summary Compensation Table above is 2.9. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

      In addition to the employment agreement change in control provisions discussed above, all memorandums of options granted under the Company's 1994 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

REPORT OF THE COMPENSATION COMMITTEE

      The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

      In applying this philosophy, the Company's Compensation Committee, comprised entirely of independent directors, develops compensation recommendations to be considered by the entire Board of Directors. The Compensation Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. In 2003, as in prior years, the Compensation Committee delegated to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. In 2004, the Compensation Committee increased its role by reviewing and formally approving the recommendations of the Company's Chief Executive Officer as they relate to the compensation levels of the Company's other executive officers. In determining appropriate compensation levels, both the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) consider the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the Board of Directors. Periodically, including in 2004 as discussed below, the Compensation Committee engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

      In January 2004, the Compensation Committee engaged an outside consultant to evaluate the compensation of the Chief Executive Officer and each executive officer. The consultant met with the Compensation Committee in January 2004, where he presented the Committee with his assessment of the compensation arrangements for each of the Company's executive officers for 2003. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's compensation arrangements were competitive within the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance." The results of this evaluation were used by the Compensation Committee in recommending compensation levels for the Company's executive officers for 2004.

      Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

      o     base salary;

      o annual incentive bonus (linked directly to corporate earnings and/or individual performance);

      o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

      o     benefit plans for executive officers.

      Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used in developing the appropriate levels of base salaries for executive officers. Also, as discussed above, the Company periodically, including in January 2004, engages an outside consultant to evaluate executive officer compensation.

      Annual Incentive Bonus. For the Company's executive officers, including the Chief Executive Officer, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

      For 2003, as in prior years, the Committee set the Chief Executive Officer's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2003, 2002 and 2001 was 1% of consolidated net income.

      For the other executive officers, the 2003 annual incentive bonus was based on a combination of (i) a percentage, as determined by the Chief Executive Officer, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the Chief Executive Officer, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. In 2003, the Company met each of its earning targets set by the Board of Directors.

      The salary-based portion of the 2003 incentive bonus for executive officers other than the Chief Executive Officer ranged from 15% to 39% of the respective base salary. Based on the 1% of net income formula discussed above, the Chief Executive Officer's incentive bonus amounted to 75% of his base salary.

      Long-Term Equity Participation. For the Company's CEO, executive officers and other key employees, stock options may be granted each year at the discretion of the Board of Directors. Although no formal system is employed in determining the number of options granted, both in the aggregate or to any one individual, the Board considers the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an on-going component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance. The Compensation Committee did not believe that any of these conditions existed in 2003, and thus no options were granted to the Company's executive officers.

      Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides executive officers with the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan and Split-Dollar Insurance Plan. Due to recently passed congressional and IRS regulations, the Company is in the process of terminating the Split-Dollar Insurance Plan.

      Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as nine other senior officers. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements."

      The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy that addresses the deductibility for income tax purposes of "qualified compensation" under said code section.

      RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
      THE BOARD OF DIRECTORS:

                 Jack D. Briggs                Edward T. Taws, Jr.
                 David L. Burns                A. Jordan Washburn
                 Jesse S. Capel, Chairman      John C. Willis

                         SHAREHOLDER RETURN PERFORMANCE

      The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1998 and ending December 31, 2003, with the cumulative total return of the Russell 2000 Index (reflecting overall stock market performance of small-capitalization companies), and an index of banks with between $1 billion and $5 billion in assets, as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1998 in each of the Company's common stock, the Russell 2000 Index, and the SNL Bank Index, and that all dividends were reinvested.

                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2003

                                [OBJECT OMITTED]

                                                           Total Return Index Values(1)
                                                                     December 31,
                                       ------------------------------------------------------------------------
                                         1998         1999         2000        2001          2002         2003
                                       -------      -------      -------      -------      -------      -------
First Bancorp                          $100.00      $ 87.56      $ 87.55      $130.23      $140.83      $193.30
Russell 2000                            100.00       121.26       117.59       120.52        95.83       141.11
Index-Banks between $1
        billion and $5 billion          100.00        91.91       104.29       126.72       146.28       198.92

Notes:

(1) Total return indices were provided from an independent source, SNL Securities LP, Charlottesville, Virginia, and assume initial investment of $100 on December 31, 1998, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

      Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

      Certain of the directors, nominees, principal shareholders and officers (and their associates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to associates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2003, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to associates of such persons was approximately $9,775,000.

      The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, nominees, principal shareholders and officers (and their associates) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2003. To the Company's knowledge, during 2003 all of these filing requirements were satisfied by the Company's directors and officers except for three transactions that were not timely filed with the Securities and Exchange Commission, as follows: i) Ms. Wallace-Gainey's spouse purchased 22 shares as custodian for a minor on November 20, 2002, for which the filing requirement was not made until December 17, 2003, ii) Mr. Perkins executed an open market sale of 900 shares on October 28, 2003 that was filed two days late, and iii) Mr. Perkins executed an open market sale of 7,700 shares on October 29, 2003 that was filed one day late.

AUDIT COMMITTEE REPORT

      Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditor, which for the fiscal year 2003 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended December 31, 2003. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations.

      The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter was amended and restated in February 2004 to comply with new SEC and Nasdaq rules. A copy of the Audit Committee's written charter is included as Appendix A.

      RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
       OF THE BOARD OF DIRECTORS:

Jack D. Briggs                                   Goldie H. Wallace-Gainey
H. David Bruton                                  Virginia C. Thomasson
David L. Burns                                   Dennis A. Wicker
Jesse S. Capel, Chairman                         John C. Willis

      The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The Board of Directors recommends that shareholders vote "FOR" the proposal to elect the 18 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 18 nominees listed above.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

      Your directors and management recommend that the shareholders ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year ending December 31, 2004. KPMG LLP has served as the independent auditors for the Company since April 1991 and has audited the Company's consolidated financial statements for each of the years in the three-year period ended December 31, 2003. If the appointment of KPMG LLP is not ratified by the shareholders, the Board of Directors will reconsider the appointment of auditors for the current fiscal year.

      The following table sets forth the professional fees paid to KPMG LLP by the Company for professional services rendered for 2003:

                                                  2003               2002
                                                --------           -------
      Audit Fees                                $135,891           128,500
      Audit-Related Fees                          15,400            14,300
      Tax Fees                                    79,700           158,200
      All Other Fees                                  --            76,134
                                                --------           -------
           Total Fees                           $230,991           377,134
                                                ========           =======

      Audit Fees includes fees for the audit of the consolidated financial statements, quarterly reviews of the interim consolidated financial statements and an internal control attestation engagement. Audit-related fees consisted of audits of the financial statements of two employee benefit plans. Tax fees consisted of tax compliance and tax consulting. The All Other Fees amount of $76,134 in 2002 related to KPMG LLP acting as a facilitator at the Company's strategic retreat.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      The Company's Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Audit Committee pre-approved all services for which KPMG was engaged after May 6, 2003 (the effective date of the Securities and Exchange Commission's pre-approval requirements for audit and non-audit services).

      Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

      The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The Board of Directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

                PROPOSAL 3 - APPROVAL OF A NEW STOCK OPTION PLAN,
               ENTITLED THE "FIRST BANCORP 2004 STOCK OPTION PLAN"

      The Board of Directors is submitting to the shareholders, for their approval, a new stock option plan for the benefit of the Company's employees and directors, entitled the "First Bancorp 2004 Stock Option Plan" ("2004 Option Plan"). Under the terms of the Company's current stock option plan, the 1994 Stock Option Plan ("1994 Option Plan"), no options may be granted after April 28, 2004. The Board of Directors believes that the 1994 Option Plan has been an important means of attracting, retaining and motivating key employees and directors. Accordingly, the board believes that it is in the best interest of the Company to adopt a new plan that will operate similarly to the current plan.

      The 2004 Option Plan was adopted by the Company's Board of Directors on February 24, 2004 and will become effective on the date it is approved by the shareholders. Because it is anticipated that the Company's directors and officers will receive options under the 2004 Option Plan, directors and officers are deemed to have an interest in approval of the plan. The following is a summary of the material terms of the 2004 Option Plan. This summary is qualified in its entirety by the complete terms of the 2004 Option Plan, which is attached hereto as Appendix B.

Summary of the 2004 Option Plan

      General. The 2004 Option Plan provides that the Company may grant options ("Options") to purchase the Company's Common Stock, no par value ("Common Stock") to employees and directors of the Company and its subsidiaries. The purposes of the 2004 Option Plan are (1) to align the interests of participating employees and directors with the shareholders by reinforcing the relationship between shareholder gains and participant rewards, (2) to encourage equity ownership in the Company by participants and (3) to provide an incentive to employee participants to continue their employment with the Company.

      The 2004 Option Plan provides for the grant of "Incentive Options" to employees of the Company and for the grant of "Non-Qualified Options" to employees and non-employee directors of the Company. It is intended that Incentive Options may qualify as "incentive stock options" under Section 422 of the Internal Revenue Code if certain conditions are met (see further discussion below). An aggregate of 850,000 shares have been reserved for grants of Options under the 2004 Option Plan. The numbers of shares that may be granted under the 2004 Option Plan and the number of shares and exercise prices of outstanding Options will be adjusted to reflect any change in the capitalization of the Company (such as a stock split or stock dividend) as contemplated in the 2004 Option Plan. On February 29, 2004, the closing sales price for the Company's common stock as reported on the NASDAQ Stock Market was $33.39 per share.

      Administration. The 2004 Option Plan is administered by the Board of Directors, although any or all administrative functions otherwise exercisable by the board may be, and are expected to be, delegated to the Compensation Committee (the administrative body, whether the Board of Directors or the Compensation Committee, is hereafter referred to as the "Administrator"). The Administrator has complete authority to: (a) determine the eligible persons who will receive Options, the timing of the grants of Options, and other terms of such Options, subject to the terms of the 2004 Option Plan; (b) make and amend rules governing the administration of the 2004 Option Plan; (c) construe and interpret the 2004 Option Plan; (d) take actions necessary to keep the 2004 Option Plan in compliance with securities, tax and other laws; and (e) make other necessary determinations in connection with the administration of the 2004 Option Plan.

      The Administrator may designate selected Compensation Committee members or certain employees of the Company to assist in the administration of the 2004 Option Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Administrator, subject to the requirements of the applicable laws and regulations.

      Eligibility and Criteria for Grants. The 2004 Option Plan provides that Incentive Options may be granted to any of the employees of the Company or its subsidiaries. As of December 31, 2003, the Company had approximately 505 full-time and 89 part-time employees. In making the determination as to the employees who will be granted Incentive Options, the Administrator will consider the duties of the employee, the employee's present and potential contributions to the success of the Company, and such other factors as the Administrator deems relevant in connection with accomplishing the purposes of the 2004 Option Plan.

      Non-Qualified Options may be granted to employees and to non-employee directors of the Company, in the discretion of the Administrator. It is expected that, consistent with past practice under the 1994 Option Plan, each non-employee director will receive on June 1, 2004, an Option to acquire 1,500 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the option grant date. At December 31, 2003, there were 14 directors who were not employees of the Company.

      Terms and Conditions of Options. The price per share at which Options may be exercised is determined by the Administrator at the time of grant, but the exercise price per share may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. Payment of the exercise price (and applicable taxes, if any) must be in cash, or if permitted by the Administrator, payment may be in shares of Common Stock (or other unexercised Options) having a fair market value on the date of exercise equal to the exercise price. In addition, Options may be exercised pursuant to a "cashless exercise" procedure through a brokerage firm, under which the brokerage firm sells the shares of Common Stock received pursuant to the exercise and remits to the Company from the proceeds of the sale funds to pay the exercise price (and applicable taxes, if any). An Option granted under the 2004 Option Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised, except that the minimum number of shares that may be subject to a partial exercise is 100 shares. Such a partial exercise of an Option does not affect the right to exercise the Option for the remaining shares subject to the Option.

      The 2004 Option Plan generally provides that Options are exercisable at such time and upon such conditions as may be determined by the Administrator at the time of grant, except that the term of such Options may not exceed ten years from the date of grant. The maximum number of shares of Common Stock that may be covered by an Option granted to any one individual shall be 50,000 shares during any one calendar year period.

      In general, Options granted under the 2004 Option Plan may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee. If an optionee dies without having exercised an Option, the Option may be exercised by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent of the shares with respect to which the Option could have been exercised on the date of the optionee's death, for a period of 12 months following the optionee's death.

      If Options are granted pursuant to a vesting schedule, the 2004 Option Plan provides that all Options will become fully and immediately vested and exercisable immediately prior to any event or transaction that results in a change in control of the Company.

      Amendment of Plan and Options. The 2004 Option Plan may be amended, altered or discontinued by the Board of Directors at any time, but no such termination or amendment is allowed to materially or adversely affect the rights and obligations of a holder of an Option theretofore granted without such holder's consent. The Administrator may also amend the terms and conditions of any outstanding Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

      Federal Income Tax Consequences. The grant of an Option under the 2004 Option Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

      Incentive Options are designed to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the Options and the sale of the shares thereafter, then the exercise of the Option does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an Incentive Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an incentive stock option and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

      Non-Qualified Options cannot qualify for incentive stock option treatment. When the holder of a Non-Qualified Option exercises the Option, the individual will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Plan Benefits Table

      The Company cannot determine the number of Options that will be granted to any person during 2004, except that if this proposal is approved and if 14 persons are serving as non-employee directors of the Company on June 1, 2004, it is expected that the Company's non-employee directors will each receive Options to purchase 1,500 shares on June 1, 2004, for an aggregate of 21,000 shares.

      The following table sets forth the name and position of each person named in the Summary Compensation Table as well as other groups, and the number of outstanding options that are expected to be granted under the 2004 Option Plan to such person or group during 2004. The groups listed in the table are: the Company's current executive officers, all current non-employee directors, and all nonexecutive employees.

                                                                                         Number of
       Name                                         Position                          Options Granted
  ------------------------------------       --------------------------               ---------------
  James H. Garner                            President and Chief                                 --
                                                Executive Officer
  Anna G. Hollers                            Executive Vice President                            --
                                                and Secretary
  Teresa C. Nixon                            Executive Vice President                            --
                                                and Compliance Officer
  John F. Burns                              Executive Vice President                            --
  Eric P. Credle                             Senior Vice President and                           --
                                                Chief Financial Officer
  Executive Group                                                                                --
  Non-Executive Director Group                                                               21,000
  Non-Executive Officer Employee Group                                                           --

      The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of the proposal to adopt the 2004 Option Plan. The Board of Directors recommends that shareholders vote "FOR" this proposal. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

                     SHAREHOLDERS PROPOSALS FOR 2005 MEETING

      Shareholders may submit proposals appropriate for shareholder action at the Company's 2005 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2005 annual meeting, they must be received by the Company no later than November 30, 2004. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

      The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the shareholders' meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company's address noted above.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                       -----------------------------------

                                                                      Appendix A

                                  FIRST BANCORP

                              AMENDED AND RESTATED
                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: (i) the financial reports and other financial information provided by First Bancorp (the "Corporation") to governmental bodies and the public; (ii) the Corporation's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and (iii) the Corporation's auditing, accounting and financial reporting processes generally.

      The Audit Committee's primary duties and responsibilities are to:

            o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system regarding finance, accounting and legal compliance.

            o Review and appraise the audit efforts and independence of the Corporation's independent auditors and internal auditing department.

            o Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

      The Audit Committee is not responsible for planning or conducting audits or for determining that the Corporation's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management and the independent auditors have this responsibility.

      The independent auditors are accountable to the Board and to the Audit Committee, and the Audit Committee has the authority and duty to select, evaluate, and if appropriate, replace, the independent auditors. In addition, the Audit Committee has direct responsibility for the compensation and oversight of the independent auditors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors as well as anyone at the Corporation. The Audit Committee has the authority to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

      The Corporation shall provide appropriate funding for the payment of compensation to the independent auditors for all services approved by the Audit Committee and for the discharge of the Audit Committee's responsibilities.

      The Audit Committee will primarily fulfill its responsibilities by carrying out activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board upon the recommendation of the Nominating and Corporate Governance Committee, each of whom shall be independent directors (as defined in Nasdaq rules and SEC regulations), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as chief executive or financial officer or other senior officer with financial oversight responsibilities. The Committee members must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation during the last three years. To the extent feasible, at least one member of the Audit Committee must be an "audit committee financial expert," as defined in applicable SEC regulations and Nasdaq rules.

      The Audit Committee Chair is customarily the Chairman of the Board of Directors, provided that the Board of Directors Chairman is an independent director (as defined in the Nasdaq rules and SEC regulations). In the event the Chairman of the Board of Directors is not an independent director, the Audit Committee shall elect a Chairman, subject to ratification by the Board of Directors.

III.  MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors and the Committee itself in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should discuss with the independent auditors and management the Corporation's quarterly financial information and significant findings based upon the auditors' limited review procedures, consistent with
Section IV below. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair will call a special meeting of the Audit Committee to discuss such matters.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Review Procedures:

1. Review and update this Charter at least annually, prior to the publication of the Corporation's proxy statement and annual report. Recommend revisions to the Board and submit the Charter to the Board for approval. Have the document published periodically in accordance with SEC regulations.

2. Review the Corporation's annual financial statements and reports, including any certification, report, opinion, or review rendered by the independent auditors.

3. In consultation with management, the independent auditors and internal auditors, consider the integrity of the Corporation's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with management and the independent auditors the Corporation's quarterly financial results prior to the filing of the Corporation's quarterly financial statements with the SEC. The Chair of the Committee may represent the entire Committee for this purpose.

5. Discuss any significant changes to the Corporation's accounting principals and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 71. The Chair of the Committee may represent the entire Audit Committee for purposes of this review. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair may call a special meeting of the Audit Committee to discuss such matters.

Independent Auditors:

6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation to determine their independence. In connection with this discussion, the Committee should obtain from the independent auditors the communication required by ISB No. 1.

7. Review the performance of the independent auditors and report to the Board about any proposed discharge of the independent auditors when and if circumstances warrant.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and their general audit approach.

9. Prior to filing the form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements. This process should also remind the independent auditors that the Audit Committee - not management - is the independent auditors' client.

11. Select and retain the independent auditors, considering independence and effectiveness. Approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditors for the audit. At least annually, evaluate the qualifications, performance and independence of the independent auditors, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountants' independence, and taking into account the opinions of management and the internal auditors.

12. Discuss with the independent auditors their judgments about the quality and appropriateness, not just acceptability, of the Corporation's accounting principles as applied in its financial reporting.

13. Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Financial Reporting Processes:

14. Foster an understanding by management and the independent auditors of their duty to report to the Audit Committee on significant financial reporting issues and practices on a timely basis.

15. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

Process Improvement:

16. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

17. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18. If applicable, after completion of the annual audit, review separately with both management and the independent auditors any significant difficulties encountered during the audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance.

19. Review and update periodically a Code of Ethical Conduct and ensure that management has established an appropriate system to enforce this Code.

20. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code.

21. Establish and periodically review the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Receive reports regarding, and review any "related party transactions," as defined by applicable Nasdaq rules and determine whether to ratify or approve such transactions.

23. Review activities, organizational structure, and qualifications of the internal audit department.

24. On at least an annual basis, review with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

25. On at least an annual basis, review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Other Audit Committee Responsibilities

26. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Corporation's annual proxy statement, and should state whether the Audit Committee has:

            o reviewed and discussed the consolidated financial statements with management;

            o discussed with the independent auditors the matters required to be discussed by SAS 61;

            o received certain disclosures from the auditors regarding their independence required by ISB No. 1;

            o considered whether the independent auditors' provision of nonaudit services is compatible with the concept of auditor independence; and

            o concluded, based on a review of the audited financial statements and discussions with the independent auditors, that the Audit Committee should recommend to the Board of Directors that the consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

27. Approve any report to be included in the Corporation's annual report or proxy statement that describes the Committee's composition and responsibilities and how they were discharged.

28. Report to the Board periodically regarding Committee activities and conduct and present to the Board an annual evaluation of the Committee's performance.

29. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      Appendix B

                                  FIRST BANCORP
                             2004 STOCK OPTION PLAN

                                    ARTICLE I

                               GENERAL PROVISIONS

      1.1 Purpose of the Plan. This Plan is intended to promote the interests of First Bancorp (the "Company") by giving eligible persons who provide services to the Company the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to continue their employment or service. Capitalized terms used in the Plan shall have the meanings given to them in the Addendum attached hereto.

      1.2 Administration of the Plan.

      (a) The Plan shall be administered by the Board; provided, however, that any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board also may, at any time, terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The Board or the Committee, as the Plan Administrator, shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option issued hereunder.

      (b) Subject to the terms of the Plan, the Plan Administrator shall have full power and authority to determine which eligible persons will receive Option grants, the time or times when such grants will be made, the number of shares to be covered by each grant, the status of each Option as either an Incentive Option or a Non-Qualified Option, the time or times when each Option is exercisable, the vesting schedule (if any) applicable to granted Options, the maximum term for which an Option shall remain outstanding, and all other terms and conditions of an Option granted under the Plan.

      1.3 Eligibility. Only Employees are eligible to receive grants of Incentive Options. The persons eligible to receive grants of Non-Qualified Options are (a) Employees and (b) non-employee members of the Board or the board of directors of any Parent or Subsidiary. Additionally, the maximum number of shares of Common Stock that may be covered by an Option granted to any one individual shall be 50,000 shares during any one calendar year period.

      1.4 Stock Subject to the Plan. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 850,000 shares, and all such shares shall be available for issuance pursuant to the grant of Incentive Options. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent any Options expire or terminate for any reason prior to their exercise in full.

      1.5 Adjustments in Common Stock. Should any change or exchange be made to or for the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, reorganization, merger or other similar change, the Plan Administrator shall cause appropriate adjustments to be made to (a) the maximum number and/or class of securities issuable under the Plan and (b) the number and/or class of securities and the exercise price per share in effect under each outstanding Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE II

                              OPTION GRANT PROGRAM

      2.1 Grant of Options Generally. Each Option granted under this Plan shall have such terms and conditions as approved by the Plan Administrator. Subject to the provisions of this Plan, each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator, and no grant shall be effective unless and until both the Company and the person to whom the Option is being granted shall have executed such documents as required by the Plan Administrator.

      2.2 Exercise Price. The exercise price per share of each Option shall be fixed by the Plan Administrator and, subject to the terms and conditions set forth herein, may be equal to or greater than the Fair Market Value per share of Common Stock on the Option grant date.

      2.3 Vesting, Exercise and Term of Options. Each Option shall vest and be exercisable at such time or times and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option grant. No Option, however, shall have a term in excess of ten (10) years from the Option grant date.

      2.4 Exercise Procedures.

      (a) Subject to Section 2.7, an Option may be exercised only by the Optionee to whom such Option was granted under the Plan. An Option shall be exercisable at such time or times as set forth herein and in the documents evidencing the grant of the Option. Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may at any time and from time to time accelerate the date for exercising all or any part of an Option. In no event, however, may an Option be exercised after the expiration of its fixed term.

      (b) Each Option granted under the Plan shall be deemed exercised when the holder thereof (i) shall indicate the decision to do so in writing delivered to the Company, (ii) shall at the same time tender to the Company payment in full of the exercise price for the shares for which the Option is exercised in accordance with Section 2.4(c), (iii) shall tender to the Company in accordance with the Plan Administrator's instructions payment in full of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, (iv) shall execute an option exercise agreement in form and substance satisfactory to the Plan Administrator, and (v) shall comply with such other requirements as the Plan Administrator may establish.

      (c) In connection with the exercise of any Option, the Optionee shall pay the exercise price to the Company in cash, by check, or in such other manner as permitted by the Plan Administrator, which may include the surrender of shares of Common Stock or other unexercised Options held by the Optionee. Notwithstanding the foregoing, should the Common Stock be registered under
Section 12 of the Exchange Act at the time an Option is exercised, then the exercise price may also be paid as follows:

            (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

            (ii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

      (d) An Option granted under the Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised, provided that the minimum number of shares that may be subject to a partial exercise is 100 shares. Such a partial exercise shall not affect the right to exercise the Option for the remaining shares from time to time in accordance with the Plan and the documents evidencing the grant of the Option.

      2.5 Effect of Termination of Service. The following provisions shall govern the exercise of Options held by an Optionee at the time of such Optionee's cessation of Service or death:

      (a) should the Optionee cease to remain in Service for any reason other than death, Permanent Disability or Misconduct, then, to the extent an Option was granted to the Optionee on account of employment with the Company (or any Parent or Subsidiary) and during such Optionee's Service as an Employee, the Optionee shall have a period of three (3) months following the date of cessation of Service to exercise such outstanding Options held by such Optionee. The term during which an Option may be exercised will not be affected by the cessation of Service of the Optionee to the extent the Option was granted to the Optionee on account of Service as a director of the Company (or any Parent or Subsidiary) during such Optionee's Service as a non-employee director of the Company (or any Parent or Subsidiary);

      (b) should the Optionee's Service terminate by reason of Permanent Disability, then the Optionee shall have a period of twelve (12) months following the date of cessation of Service to exercise each outstanding Option held by such Optionee;

      (c) if the Optionee dies while holding an outstanding Option, then the personal representative of his or her estate or the Person or Persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance shall have twelve (12) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by the Optionee;

      (d) should the Optionee's Service be terminated for Misconduct, then, at the discretion of the Plan Administrator, all outstanding Options held by the Optionee shall terminate immediately and cease to remain outstanding, regardless of whether any Options have vested; and

      (e) during the applicable post-Service exercise period, an Option may be exercised only if it has vested and for no more than the aggregate number of shares for which the vested Option is exercisable on the date of the Optionee's cessation of Service. The Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise exercisable at that time. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding.

      2.6 Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the shares subject to the Option until such Person shall have exercised the Option in accordance with Section 2.4 and become the record holder of the purchased shares. Each Person who validly exercises an Option and is issued shares of Common Stock by the Company shall be subject to all of the terms and conditions set forth in the applicable purchase agreement to be executed by such person upon exercise.

      2.7 Transferability of Options. Options may be transferred only by will or the laws of inheritance upon the death of an Optionee. Otherwise, no Option may be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, such Option shall immediately be cancelled and terminated.

      2.8 Incentive Options. All Incentive Options shall be subject to the terms set forth in this Section 2.8. Options that are not specifically designated as Incentive Options in the documentation evidencing the grant of such Options, or that are specifically designated as Non-Qualified Options, shall not be subject to the terms of this Section 2.8.

      (a) Eligibility. Incentive Options may be granted only to Employees.

      (b) Exercise Price. An Incentive Option's exercise price per share of Common Stock shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such Option is granted.

      (c) Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed One Hundred Thousand Dollars ($100,000). To the extent an Employee holds two or more Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Options shall be applied on the basis of the order in which such Options are granted.

      (d) Ten Percent (10%) Shareholder. If an Employee to whom an Incentive Option is granted is a Ten Percent (10%) Shareholder, then the Incentive Option's exercise price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Incentive Option's term shall not exceed five years from the date of grant.

      2.9 Change of Control Transactions.

      (a) All outstanding Options shall become fully and immediately vested and exercisable immediately prior to a Change of Control.

      (b) The Plan Administrator shall have the discretion at any time to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company with respect to the shares subject to those Options upon the occurrence of a Change of Control, whether or not the Options are to be assumed by any successor corporation (or parent thereof).

      (c) The portion of any Incentive Option accelerated in connection with a Change of Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollars ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of an Option shall be exercisable as a Non-Qualified Option and shall be treated as such under the federal tax laws.

      (d) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 Compliance with Securities Laws. The Plan Administrator shall take such action as may be necessary to cause the administration of this Plan, including the grant of Options and the issuance of shares of Common Stock pursuant to the exercise thereof, to be made in compliance with all federal and state securities laws.

      3.2 Effective Date and Term.

      (a) The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares shall be issued pursuant to the exercise of any Options, until the Plan is approved by the Company's shareholders. Additionally, no Incentive Option shall be deemed to have been granted unless and until this Plan is approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued pursuant to the exercise of any Options.

      (b) No further Options may be granted under the Plan upon the earlier of
(a) the expiration of the ten (10)-year period from the date the Plan is adopted by the Board, (b) the date on which all shares available for issuance under the Plan shall have been issued or (c) the termination of all outstanding Options in connection with an Change of Control in which the Company is not the surviving entity or otherwise. All Options outstanding upon the expiration of the ten (10) |_| year period referenced in subclause (a) above shall continue to have full force and effect in accordance with the provisions of the documents evidencing the grant of such Options.

      3.3 Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations in respect of any outstanding Options unless the holder thereof consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

      3.4 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

      3.5 Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      3.6 Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Plan or the intent of the provisions hereof.

      3.7 No Employment or Service Rights. Nothing in the Plan shall confer upon any Optionee the right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

      3.8 Notices. Any notice required to be given or delivered to the Company under the Plan shall be in writing addressed to the Company at its principal corporate offices. Any notice required to be given to an Optionee shall be in writing and addressed to the address indicated on the option agreement executed by the Optionee in connection with an Option grant. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                                    Addendum

                                  Defined Terms

      The following terms shall have the following meanings under the Plan:

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Company's compensation committee or a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

      "Common Stock" means the common stock, no par value, of the Company.

      "Company" means First Bancorp, a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting stock of First Bancorp that shall by appropriate action adopt the Plan.

      A "Change of Control" shall be deemed to have occurred on:

            (a) the date on which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

            (b) the date on which (i) the Company merges with any other entity,
(ii) the Company enters into a statutory share exchange with another entity, or
(iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and
(ii), a Change of Control shall not be deemed to have occurred if the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

      "Employee" means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      "Exercise Date" means the date on which the Company shall have received written notice of the exercise of an Option.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" per share of Common Stock on any relevant date shall be the average closing selling price per share of Common Stock for the ten (10) business days preceding the date in question on the Stock Market determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such market.

      "Incentive Option" means an Option that satisfies the requirements of
Section 422 of the Code.

      "Involuntary Termination" means the termination of the Service of any individual by reason of:

      (i) such individual's involuntary dismissal or discharge by the Company (or any successor corporation or any Parent or Subsidiary, as applicable) for reasons other than Misconduct, or

      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company (or any successor corporation or any Parent or Subsidiary, as applicable) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent; provided, however, that at the time of such resignation, the Company (or any successor corporation or any Parent or Subsidiary, as applicable) would not have reason to terminate such individual's employment for Misconduct.

      "Misconduct" means (i) the commission of any act of fraud, embezzlement or dishonesty by a person against the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (iii) intoxication with alcohol or drugs while conducting employer business during regular business hours, (iv) a conviction of, or a plea of guilty or nolo contendre by, such person for a criminal felony conviction, or (v) any other misconduct by such person that causes or would reasonably be expected to cause material harm to the business of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), as reasonably determined in good faith by the Board.

      "Non-Qualified Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

      "Option" means an Incentive Stock Option or Non-Qualified Option granted under the Plan.

      "Optionee" means any person to whom an Option is granted under the Plan.

      "Parent" means any corporation or limited liability company (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all equity interests in one of the other entities in such chain.

      "Permanent Disability" means the inability of a person to perform the essential functions of the person's duties as an Employee by reason of any medically determinable physical or mental impairment that is expected to result in such person's death or has lasted or can be expected to last for a period of six (6) consecutive months or more, as reasonably determined by the Board.

      "Plan" means the First Bancorp 2004 Stock Option Plan, as set forth herein.

      "Plan Administrator" means either the Board or the Committee acting in its capacity as administrator of the Plan.

      "Service" means the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee or a non-employee member of the board of directors, except to the extent otherwise specifically provided in the documents evidencing the Option grant or stock issuance.

      "Stock Market" means the National Association of Securities Dealers Automated Quotation (NASDAQ) System, or any other national stock market or stock exchange.

      "Subsidiary" means any corporation or limited liability company with respect to which the company owns, directly or indirectly, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity.

      "Ten Percent (10%) Shareholder" means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

                   Directions to Montgomery Community College
                Location of the 2004 First Bancorp Annual Meeting
                       Thursday, April 29, 2004 - 3:00 PM

                                      [MAP]

                                  First Bancorp
           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 12, 2004, at the annual meeting of shareholders to be held on April 29, 2004, or any adjournment or adjournments thereof.

      1. PROPOSAL to elect eighteen (18) nominees to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified.

             |_|  FOR the 18 nominees listed    |_|  WITHHOLD AUTHORITY
                  below (except as marked to         to vote for the 18 nominees
                  the contrary below).               below.

         (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

         Jack D. Briggs         Goldie H. Wallace-Gainey   Edward T. Taws, Jr.
         R. Walton Brown        James H. Garner            Frederick H. Taylor
         H. David Bruton, M.D.  James G. Hudson, Jr.       Virginia C. Thomasson
         David L. Burns         George R. Perkins, Jr.     A. Jordan Washburn
         John F. Burns          Thomas F. Phillips         Dennis A. Wicker
         Jesse S. Capel         William E. Samuels         John C. Willis

      2. PROPOSAL to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

                 |_|  FOR            |_|  AGAINST              |_|  ABSTAIN

      3. PROPOSAL to adopt a new stock option plan, entitled the "First Bancorp 2004 Stock Option Plan."

                 |_|  FOR            |_|  AGAINST              |_|  ABSTAIN

      4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

      5. Do you plan to attend the April 29, 2004 annual meeting? |_| YES |_| NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted for approval of Proposals 1, 2 and
3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

                                      Dated                               , 2004
                                           -------------------------------


                                      ------------------------------------------
                                      Signature


                                      ------------------------------------------
                                      Signature (if jointly held)

                                      (Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian, or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.